Exhibit 99.2

ATC Contact: Brad Singer

Chief Financial Officer and Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS FOURTH QUARTER

AND FULL YEAR 2004 RESULTS

FULL YEAR 2004 HIGHLIGHTS

•	Rental and Management segment revenues increased 10% to $684.4 million

•	Rental and Management segment operating profit increased 16% to $461.4 million

•	Adjusted EBITDA increased 17% to $437.4 million

•	Cash provided by operating activities increased 39% to $216.7 million

Boston, Massachusetts – March 30, 2005 – American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2004. The financial results discussed in this press release reflect the impact of the Company’s previously disclosed restatement of its historical financial statements for periods ending on or prior to September 30, 2004, as discussed in more detail below.

Total revenues increased 11% to $184.7 million and 12% to $706.7 million, respectively, for the fourth quarter and full year ended December 31, 2004, as compared to the same periods in 2003. Rental and management revenue increased 9% to $177.3 million and 10% to $684.4 million, respectively, for the fourth quarter and full year ended December 31, 2004, as compared to the same periods in 2003.

Rental and management segment operating profit increased 13% to $120.6 million and 16% to $461.4 million, respectively, for the fourth quarter and full year ended December 31, 2004, as compared to the same periods in 2003.

Adjusted EBITDA (defined as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net) increased 13% to $114.1 million and 17% to $437.4 million, respectively, for the fourth quarter and full year ended December 31, 2004, as compared to the same periods in 2003. Due to the previously disclosed correction of the Company’s accounting practices for ground leases, the rental and management segment operating profit and Adjusted EBITDA include additional non-cash straight-line rent expense of $2.6 million and $11.4 million for the fourth quarter and full year ended December 31, 2004, and $3.2 million and $14.0 million for the fourth quarter and full year ended December 31, 2003.

Income from operations increased to $21.4 million for the fourth quarter of 2004, as compared to $3.4 million for the same period in 2003. Loss from continuing operations was $68.2 million, or $(0.30) per share, and net loss was $74.0 million, or $(0.32) per share, for the fourth quarter of 2004. Loss from continuing operations includes a $50.6 million pre-tax loss on retirement of long-term obligations related to the refinancing of certain of the Company’s outstanding indebtedness. For the full year ended December 31, 2004, income from operations increased to $69.8 million, as compared to a loss of $2.6

(Continued)

million for the same period in 2003. Loss from continuing operations for the full year ended December 31, 2004 was $239.2 million, or $(1.07) per share, and net loss was $247.6 million, or $(1.10) per share, and includes a $138.0 million pre-tax loss on retirement of long-term obligations.

Net cash provided by operating activities increased 39% to $216.7 million, and payments for purchases of property and equipment and construction activities decreased 32% to $42.2 million, for the fiscal year ended December 31, 2004, as compared to the same period in 2003.

Jim Taiclet, American Tower’s Chairman and Chief Executive Officer, stated “We fully expect to continue experiencing robust demand for tower space in 2005. Subscriber growth remains a key driver of tower lease-up demand and we anticipate that new marketing and branding initiatives being launched or expanded by wireless carriers and MVNOs will attract major affinity groups, creating momentum for subscriber growth. In addition, our carrier customers continue to view network quality as a critical competitive advantage necessary for attracting new customers and limiting churn. Recent public announcements by wireless carriers confirm their commitment to continue investing the capital necessary to develop their wireless networks, even in the midst of consolidation in the sector.

“At American Tower, we are continuing our focus on our core leasing business. As wireless subscribers and minutes-of-use expand and carriers invest in their networks, we maintain our commitment to meeting their infrastructure needs through operational improvement initiatives and development of our talent. We are dedicated to supporting our customers’ need for speed to market by delivering faster and higher quality service, while efficiently investing in our business systems and the people who provide it.

“We continue to have confidence in delivering another year of strong results in 2005, based on our expectation of roughly similar levels of tower demand as last year, our significant operating leverage through rigorous cost control, and our improved financial position.”

Financing Highlights

The Company continued to thoughtfully access the capital markets and utilize its free cash flow to strengthen its financial position.

As previously announced, the Company issued $300 million of 7.125% senior notes due 2012 in October of 2004 and an additional $200 million of these notes in December of 2004. The net proceeds and approximately $30 million of cash on hand were used to repurchase or redeem $494 million principal amount of 9.375% senior notes due 2009, including $361 million principal amount in the fourth quarter of 2004 and $133 million principal amount in January of 2005.

In addition, the Company continued to use its free cash flow to repurchase its 12.25% senior subordinated discount notes due 2008. The Company repurchased a total of $163 million face amount ($98 million of accreted value, net of $7 million fair value allocated to the warrants) of its 12.25% senior subordinated discount notes due 2008 for an aggregate purchase price of $123 million in cash, $126 million face amount of which were repurchased in the fourth quarter of 2004 and $37 million face amount of which were repurchased subsequent to the end of the fourth quarter of 2004.

The Company reduced its Net Leverage Ratio (defined as total debt less cash and cash equivalents and restricted cash and investments on hand divided by fourth quarter annualized Adjusted EBITDA) to 6.7x as of December 31, 2004.

(Continued)

2005 Quarterly and Full Year Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of March 30, 2005. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ millions)	First Quarter 2005			Full Year 2005
Rental and management segment revenue	$178	to	$180	$729	to	$744
Rental and management segment operating profit (1)	122	to	124	504	to	515

Services segment revenue	3	to	3	12	to	15
Services segment operating profit	1	to	1	4	to	4

Total revenue	181	to	183	741	to	759
Total segment operating profit	123	to	125	508	to	519

Corporate SG&A	7	to	6	26	to	27

Adjusted EBITDA	116	to	119	482	to	492

Non-cash interest expense (2)	14	to	14	53	to	53
Cash interest expense	41	to	40	172	to	162

Loss from continuing operations (3)	(34)	to	(32)	(84)	to	(68)

Basic and diluted net loss per common share from continuing operations	(0.15)	to	(0.14)	(0.36)	to	(0.30)

Payments for purchase of property and equipment and construction activities (4)	12	to	14	55	to	65

(1)	Rental and management segment operating profit includes $3 million and $10 million of non-cash straight-line rent expense for the first quarter and full year 2005, respectively.
(2)	Non-cash interest expense includes the accretion from the Company’s 12.25% senior subordinated discount notes and the amortization of deferred financing fees and warrant discount.
(3)	The loss from continuing operations includes a $15 million pre-tax loss from retirement of long-term obligations as a result of our debt repurchases through March 30, 2005.
(4)	The Company’s outlook for capital expenditures is $55 million to $65 million, including $30 million to $35 million for the construction of approximately 125-150 new wireless towers, and approximately $25 million to $30 million for tower improvements and augmentation and corporate capital expenditures.

Lease-Related Accounting Adjustments and Restatement

As discussed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2005, in February 2005, the Company undertook a review of its lease accounting practices as a result of changes in lease accounting announced by other public companies in January and February of 2005 and guidance provided by the Securities and Exchange Commission in its February 7, 2005 letter to the accounting industry. As a result of this review, the Company determined that it should change the periods used to calculate depreciation and amortization expense and straight-line rent expense relating to certain of its tower assets and underlying ground leases. Accordingly, the Company restated its historical financial statements and, earlier today, filed with the Securities and Exchange Commission an amended annual report on Form 10-K/A for the fiscal year ended December 31, 2003 and amended quarterly reports on Form 10-Q/A for the fiscal quarters ended March 31, June 30 and September 30, 2004, to reflect the restatement.

(Continued)

The primary effect of this accounting correction was to accelerate to earlier periods non-cash rent expense and depreciation and amortization expense with respect to certain of the Company’s tower sites, resulting in an increase in non-cash expenses compared to what was previously reported. The restatement did not affect the Company’s historical or future cash flows provided by operating activities.

Conference Call Information

American Tower will host a conference call today at 10:00 a.m. EST to discuss quarterly and full year results for 2004 and the Company’s outlook for full year 2005. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047, International: (706) 645-9644 access code 5049292. A replay of the call will be available from 11:00 a.m. EST March 30, 2005 until 11:59 p.m. EST April 6, 2005. The replay dial-in numbers are US/Canada: (800) 642-1687 and international: (706) 645-9291, access code 5049292. American Tower will also sponsor a live simulcast of the call on its web site, http://investor.americantower.com. A replay of the call will be available on the web site shortly after the conclusion of the call.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates approximately 15,000 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, we have presented the following non-GAAP financial measures: Adjusted EBITDA and Net Leverage Ratio. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, our measures of Adjusted EBITDA and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included on page 10 of this press release. Our results under GAAP are set forth in the financial statements attached as pages 6 to 8 of this press release.

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our first quarter and full year 2005 Outlook and planned future capital expenditures. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results; (2) our substantial leverage and debt service obligations may adversely affect our operating results; (3) restrictive covenants in our loan agreement and indentures could adversely affect our business by further limiting our flexibility; (4) our participation or inability to participate in tower industry consolidation could involve certain risks; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness

(Continued)

of our tenants; (7) our foreign operations are subject to economic, political and other risks; (8) a substantial portion of our revenues is derived from a small number of customers; (9) the status of Iusacell Celular’s financial restructuring exposes us to risks; (10) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business; (15) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions; and (16) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-Q for the quarter ended September 30, 2004, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	December 31, 2003
		(As restated)
ASSETS
Current Assets:
Cash and cash equivalents	$215,557	$105,465
Restricted cash and investments	—	170,036
Accounts receivable, net	38,634	57,735
Other current assets	51,457	65,766
Assets held for sale	3,389	17,651

Total current assets	309,037	416,653

Property and equipment, net	2,273,356	2,483,324
Goodwill and other intangible assets, net	1,577,986	1,612,432
Deferred income taxes	633,814	502,737
Notes receivable and other long-term assets	291,779	275,508

Total	$5,085,972	$5,290,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$121,672	$107,557
Accrued interest	39,466	59,734
Current portion of long-term obligations	138,386	76,627
Other current liabilities	32,681	41,449
Liabilities held for sale	—	9,910

Total current liabilities	332,205	295,277

Long-term obligations	3,155,228	3,283,104
Other long-term liabilities	121,505	83,496

Total liabilities	3,608,938	3,661,877

Minority interest in subsidiaries	6,081	18,599

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,297	2,119
Class B Common Stock	—	70
Class C Common Stock	—	12
Additional paid-in capital	4,012,425	3,910,879
Accumulated deficit	(2,539,403)	(2,291,816)
Note receivable	—	(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,470,953	1,610,178

Total	$5,085,972	$5,290,654

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
		(As restated)		(As restated)
REVENUES:
Rental and management	$177,313	$163,126	$684,422	$619,697
Network development services	7,383	3,021	22,238	12,796

Total operating revenues	184,696	166,147	706,660	632,493

OPERATING EXPENSES:
Rental and management	60,278	60,253	237,312	236,680
Network development services	6,761	1,959	18,801	9,493
Depreciation, amortization and accretion	81,071	81,423	329,449	330,414
Corporate general, administrative and development expense	7,077	6,761	27,468	26,867
Impairments, net loss on sale of long-lived assets and restructuring expense	8,072	12,312	23,876	31,656

Total operating expenses	163,259	162,708	636,906	635,110

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	21,437	3,439	69,754	(2,617)

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,540	3,669	14,316	14,222
Interest income	1,442	1,222	4,844	5,255
Interest expense	(59,428)	(68,006)	(262,237)	(279,783)
Loss on retirement of long-term obligations	(50,624)	(5,129)	(138,016)	(46,197)
Other expense	(763)	(1,382)	(2,798)	(8,598)

Total other expense	(105,833)	(69,626)	(383,891)	(315,101)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY METHOD INVESTMENTS	(84,396)	(66,187)	(314,137)	(317,718)

Income tax benefit	17,492	18,758	80,176	77,796
Minority interest in net earnings of subsidiaries	(182)	(1,433)	(2,366)	(3,703)
Loss on equity method investments	(1,064)	(1,387)	(2,915)	(21,221)

LOSS FROM CONTINUING OPERATIONS	(68,150)	(50,249)	(239,242)	(264,846)

LOSS FROM DISCONTINUED OPERATIONS, NET	(5,880)	(6,643)	(8,345)	(60,475)

NET LOSS	$(74,030)	$(56,892)	$(247,587)	$(325,321)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.30)	$(0.23)	$(1.07)	$(1.27)
Loss from discontinued operations	(0.02)	(0.03)	(0.03)	(0.29)

NET LOSS PER COMMON SHARE	$(0.32)	$(0.26)	$(1.10)	$(1.56)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	228,469	219,662	224,336	208,098

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2004	2003
		(As restated)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(247,587)	$(325,321)
Non-cash items reflected in statements of operations	498,835	503,021
Increase in assets	(17,330)	(15,557)
Decrease in liabilities	(17,218)	(5,757)

Cash provided by operating activities	216,700	156,386

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(42,181)	(61,608)
Payments for acquisitions, net of cash required	(33,403)	(95,077)
Payment for acquisition of Mexico minority interest	(3,947)	—
Proceeds from notes receivable, net	—	6,946
Proceeds from sale of businesses and other long-term assets	31,987	110,753
Distributions to minority interest	(456)	(671)
Deposits and investments	2,784	(16,353)

Cash used for investing activities	(45,216)	(56,010)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Proceeds from issuance of debt securities and notes payable	1,072,500	1,032,384
Net proceeds from equity offering, stock options and other	40,556	126,847
Borrowings under credit facility	700,000	—
Repayment of notes payable, credit facility and capital leases	(2,003,401)	(1,071,956)
Restricted cash	170,036	(170,036)
Deferred financing costs and other financing activities	(41,083)	(39,442)

Cash used for financing activities	(61,392)	(122,203)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	110,092	(21,827)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF YEAR	$215,557	$105,465

CASH PAID FOR INCOME TAXES	$4,257	$2,609

CASH PAID FOR INTEREST	$209,874	$223,263

UNAUDITED SUPPLEMENTAL INFORMATION

SELECTED CAPITAL EXPENDITURE DETAIL

(in millions)	Three Months Ended December 31, 2004	Year Ended December 31, 2004
CAPITAL EXPENDITURES (PAYMENTS FOR PURCHASE OF PROPERTY AND EQUIPMENT AND CONSTRUCTION ACTIVITIES)
Discretionary	$4.9	$13.5
Improvements/Augumentation	7.6	24.9
Corporate	1.1	3.8

Total	$13.6	$42.2

SELECTED INTEREST EXPENSE DETAIL
(in millions)	Three Months Ended December 31, 2004	Year Ended December 31, 2004
Credit facility	$8	$29
12.25% Senior subordinated discount notes due 2008	10	51
9.375% Senior notes due 2009	10	79
5.0% Convertible notes due 2010	3	15
3.25% Convertible notes due 2010	2	7
7.25% Senior subordinated notes due 2011	7	29
7.50% Senior notes due 2012	4	15
3.00% Convertible notes due 2012	3	4
7.125% Senior notes due 2012	6	6
Deferred financing amortization, warrant discount and other discount amortization	5	22
Other	1	5

Total interest expense	$59	$262

SELECTED BALANCE SHEET DETAIL

(in millions)	December 31, 2004
LONG TERM OBLIGATIONS BREAKOUT, INCLUDING CURRENT PORTION
Term loan A	$300
Term loan B	398
12.25% Senior subordinated discount notes due 2008	304
9.375% Senior notes due 2009	275
5.0% Convertible notes due 2010	276
3.25% Convertible notes due 2010	210
7.25% Senior subordinated notes due 2011	400
7.50% Senior notes due 2012	225
7.125% Senior notes due 2012	502
3.00% Convertible notes due 2012	344
Other debt	60

Total debt	3,294
Cash & cash equivalents	216

Net debt (Total debt less total cash and cash equivalents)	$3,078

SELECTED SHARE DETAIL
December 31, 2004
TOTAL SHARES OUTSTANDING (in millions)	229.6

SELECTED TOWER PORTFOLIO DETAIL
Three Months Ended December 31, 2004

	Owned Wireless Towers	Broadcast Towers	Managed or Lease/Sublease	Total
ACTIVE TOWER COUNTS
Beginning Balance, 10/1/04	13,698	327	715	14,740
New Construction	21	—	—	21
Acquisitions	27	—	—	27
Reductions	(5)	—	(5)	(10)

Ending Balance, 12/31/04	13,741	327	710	14,778

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

Fourth Quarter and Full Year 2004 and 2003: Adjusted EBITDA

The reconciliation of net loss to adjusted EBITDA is as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2004	2003	2004	2003
		(As restated)		(As restated)
Net loss	$(74,030)	$(56,892)	$(247,587)	$(325,321)

Loss from discontinued operations, net	5,880	6,643	8,345	60,475

Loss from continuing operations	(68,150)	(50,249)	(239,242)	(264,846)

Interest expense	59,428	68,006	262,237	279,783
Interest income	(1,442)	(1,222)	(4,844)	(5,255)
Income tax benefit	(17,492)	(18,758)	(80,176)	(77,796)
Depreciation, amortization and accretion	81,071	81,423	329,449	330,414
Impairments, net loss on sale of long-lived assets and restructuring expense	8,072	12,312	23,876	31,656
Loss on retirement of long-term obligations	50,624	5,129	138,016	46,197
Minority interest in net earnings of subsidiaries	182	1,433	2,366	3,703
Loss on equity method investments	1,064	1,387	2,915	21,221
Other expense	763	1,382	2,798	8,598

Adjusted EBITDA	$114,120	$100,843	$437,395	$373,675

Fourth Quarter 2004 and 2003: Net Leverage Ratio

The calculation of net leverage for the end of the fourth quarter 2004 and 2003 is as follows:
	December 31,
(in thousands of dollars)	2004	2003
		(As restated)
Cash and cash equivalents	$215,557	$105,465
Restricted cash and investments	—	170,036

Total cash and cash equivalents	215,557	275,501

Current portion of long-term obligations	138,386	76,627
Long-term obligations	3,155,228	3,283,104

Total debt	3,293,614	3,359,731

Net debt (Total debt less total cash and cash equivalents)	3,078,057	3,084,230

Respective 4Q Adjusted EBITDA	114,120	100,843
	x 4	x 4

Respective 4Q Annualized Adjusted EBITDA	$456,480	$403,372

Net Leverage Ratio (Net debt divided by respective 4Q annualized Adjusted EBITDA)	6.7x	7.6x

Reconciliation of 2005 Outlook to GAAP Measures

The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows:

	First Quarter 2005			Full Year 2005
(in millions of dollars)	Low		High	Low		High
Loss from continuing operations (1) (2)	$(34)	to	$(32)	$(84)	to	$(68)

Total interest expense	55	to	54	225	to	215

Other, including interest income, loss on retirement of long-term obligations, loss on equity method investments, other expense, depreciation, amortization and accretion, minority interest in net earnings of subsidiaries, and income tax benefit (2)	95	to	97	341	to	345

Adjusted EBITDA	$116		$119	$482		$492

(1)	The Company has not reconciled our Adjusted EBITDA to net loss because we do not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.
(2)	The Company’s first quarter loss from continuing operations includes $15 million pre-tax loss from retirement of long-term obligations as a result of our debt repurchases as of March 30, 2005.

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